UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

Hospitality Investors Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55394	80-0943668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Park Avenue Tower, 65 East 55th Street, Suite 801
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (571) 529-6390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

92-Pack Loans

On May 1, 2019, Hospitality Investors Trust, Inc. (the “Company”) and its operating partnership, Hospitality Investors Trust Operating Partnership, L.P. (the “OP”), through certain wholly-owned subsidiaries of the OP (collectively referred to as the “92-Pack Borrower”), as borrowers, entered into new mortgage and mezzanine indebtedness of $1,040 million on 92 of the Company’s hotel properties (the “92-Pack Loans”).

The 92-Pack Loans comprise a mortgage loan, a senior mezzanine loan and a junior mezzanine loan from five lenders: Morgan Stanley Bank, N.A. or Morgan Stanley Mortgage Capital Holdings, LLC, Citigroup Real Estate Funding Inc. or Citi Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association.

The 92-Pack Loans include the following terms.

Loan Description	Primary Collateral	Principal Amount	Interest Rate	Payment Terms	Maturity

Mortgage Loan	Mortgages on 92 of the Company’s hotel properties	$870.0 million	One-month LIBOR plus 2.14%	Interest only, Principal Paid at Maturity	November 2021, subject to three, one year extension rights

Senior Mezzanine Loan	Pledge of ownership interests in the Company’s subsidiaries that own and operate the 92 hotel properties	$100.0 million	One-month LIBOR plus 5.60%	Interest only, Principal Paid at Maturity	November 2021, subject to three, one year extension rights

Junior Mezzanine Loan	Pledge of ownership interests in the borrowers and leasehold pledgors under the senior mezzanine loan	$70.0 million	One-month LIBOR plus 8.50%	Interest only, Principal Paid at Maturity	November 2021, subject to three one year extension rights

The weighted average interest rate per annum on the 92-Pack Loans is one-month LIBOR plus 2.90%. Pursuant to an interest rate cap agreement, the LIBOR portions of the interest rates due under the 92-Pack Loans are effectively capped at 4.00%.

At closing, the Company used the net proceeds from the 92-Pack Loans after accrued interest and closing costs as follows: (i) $961.1 million was used to repay in full the principal amount then outstanding under the Company’s existing mortgage and mezzanine indebtedness encumbering the Company’s hotel properties securing the 92-Pack Loans; (ii) $25.0 million was used to repay a portion of the principal amount then outstanding under the Term Loan (as defined below) encumbering 28 of the Company’s other hotel properties; and (iii) $10.0 million was deposited into a reserve with the lenders under the 92-Pack Loans that the Company can utilize to fund expenditures for work required to be performed under property improvement plans (“PIPs”) required by franchisors of the 92 hotel properties. The 92-Pack Loans generated approximately $25 million of additional working capital to the Company. During the term of the 92-Pack Loans, the Company will be required to periodically deposit additional reserves with the lenders under the 92-Pack Loans that the Company can utilize to fund a portion of future PIP work and other capital improvements.

The 92-Pack Loans are fully prepayable with certain prepayment fees applicable on or prior to May 7, 2020, provided, however, that the first 25% of each of the 92-Pack Loans is prepayable at par. Following May 7, 2020, each of the 92-Pack Loans may be prepaid without payment of any prepayment fee or any other fee or penalty. Prepayments under the mortgage loan are generally conditioned on a pro-rata prepayment being made under the mezzanine loans.

In connection with a sale or disposition to a third party of any of the 92 hotel properties serving as collateral, such property may be released from the 92-Pack Loans, subject to certain conditions and limitations, by prepayment of a portion of the 92-Pack Loans at a release price calculated in accordance with the terms of the 92-Pack Loans.

The 92-Pack Loans (i) are non-recourse except for certain environmental indemnities and certain so-called “bad boy” events and (ii) are fully recourse (subject in certain cases to a specified cap) upon the occurrence of certain other “bad boy” events. The Company, the OP and the 92-Pack Borrower, as indemnitors, entered into three Environmental Indemnity Agreements, dated as of May 1, 2019, in favor of the lenders under the 92-Pack Loans, as indemnitee (the “Environmental Indemnities”), one in respect of the mortgage loan and one in respect of each of the mezzanine loans. The Company and the OP also executed three Guaranty of Recourse Obligations, dated as of May 1, 2019, pursuant to which the Company and the OP guaranteed their recourse obligations to the lenders under the 92-Pack Loans (the “Guaranties”), one in respect of the mortgage loan and one in respect of each of the mezzanine loans.

For the term of the 92-Pack Loans, the Company and the OP are required to maintain, on a consolidated basis, a net worth of (i) $250.0 million (excluding their interest in the 92 hotel properties serving as collateral and excluding accumulated depreciation and amortization) and (ii) $500.0 million (including their interest in the 92 hotel properties serving as collateral but excluding accumulated depreciation and amortization).

There are no relationships between the Company, on the one hand, and any of the lenders under the 92-Pack Loans, on the other hand, except that certain of the lenders or their affiliates have made other mortgage and mezzanine loans to the Company and the Company’s affiliates, including the Term Loan. Additionally, investment funds affiliated with Goldman Sachs Mortgage Company owned preferred equity securities in two subsidiaries of the OP that indirectly owned certain of the 92 hotel properties serving as collateral until the full redemption of those preferred equity securities during February 2019.

The descriptions of the 92-Pack Loans, Guaranties and Environmental Indemnities in this Current Report on Form 8-K are summaries and are qualified in their entirety by the complete terms of the 92-Pack Loans, Guaranties and Environmental Indemnities. Copies of the 92-Pack Loans, Guaranties and Environmental Indemnities are attached as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 8.01.	Other Events.

Term Loan

At the closing of the 92-Pack Loans, $25.0 million of the net proceeds were used to prepay principal under the Company’s Second Amended and Restated Term Loan Agreement dated as of April 27, 2017, as amended (the “Term Loan”), with the lenders under the 92-Pack Loans of their affiliates, as lenders. This prepayment reduced the amount outstanding under the Term Loan from $310.0 million to $285.0 million, and, concurrently, the Company (i) extended the maturity of the Term Loan in accordance with its terms to May 1, 2020, and (ii) entered into a commitment letter with the lenders under the 92-Pack Loans or their affiliates pursuant to which each of the lenders committed to amend the Term Loan to add one additional extension term of one-year to the term of the Term Loan, such that if the Company exercises all extension rights, the maturity date of the Term Loan would be May 1, 2023, and to make certain other modifications. The amendment would also provide that the $285.0 million currently outstanding under the Term Loan would continue to remain outstanding. This commitment to amend the Term Loan is subject to conditions, including the execution and delivery of definitive documents, and there can be no assurance the amendment will be completed on its contemplated terms, or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated as of May 1, 2019, by and among the Entities Listed on Schedule 1-A thereto, collectively, as borrower, and the Entities Listed on Schedule 1-B thereto, collectively, as operating lessee, and Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association, collectively, as lender
10.2	Mezzanine A Loan Agreement, dated as of May 1, 2019, by and among HIT Portfolio I Mezz, LP, as borrower, and HIT Portfolio I TRS Holdco, LLC and HIT 2PK TRS Mezz, LLC, as leasehold pledgor, and Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association, collectively, as lender
10.3	Mezzanine B Loan Agreement, dated as of May 1, 2019, by and among HIT Portfolio I Mezz B, LLC, as borrower, and HIT Portfolio I TRS Mezz B, LLC and HIT 2PK TRS Mezz B, LLC, as leasehold pledgor, and Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association, collectively, as lender
10.4	Guaranty of Recourse Obligations, dated as of May 1, 2019, by Hospitality Investors Trust Operating Partnership, LP and Hospitality Investors Trust, Inc. to and for the benefit of Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association
10.5	Mezzanine A Guaranty of Recourse Obligations, dated as of May 1, 2019, by Hospitality Investors Trust Operating Partnership, LP and Hospitality Investors Trust, Inc. to and for the benefit of Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association
10.6	Mezzanine B Guaranty of Recourse Obligations, dated as of May 1, 2019, by Hospitality Investors Trust Operating Partnership, LP and Hospitality Investors Trust, Inc. to and for the benefit of Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association
10.7	Environmental Indemnity Agreement, dated as of May 1, 2019, on behalf of Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P. and the Entities Listed on Schedule I, as indemnitors, in favor of Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association, as indemnitee
10.8	Mezzanine A Environmental Indemnity Agreement, dated as of May 1, 2019, on behalf of Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P. and HIT Portfolio I Mezz B, LLC, as indemnitors, in favor of Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association, as indemnitee
10.9	Mezzanine B Environmental Indemnity Agreement, dated as of May 1, 2019, on behalf of Hospitality Investors Trust, Inc., Hospitality Investors Trust Operating Partnership, L.P. and HIT Portfolio I Mezz B, LLC, as indemnitors, in favor of Morgan Stanley Mortgage Capital Holdings LLC, Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company and JPMorgan Chase Bank, National Association, as indemnitee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2019	HOSPITALITY INVESTORS TRUST, INC. By: /s/ Jonathan P. Mehlman Jonathan P. Mehlman Chief Executive Officer and President